UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023 (May 10, 2023)

FREYR Battery
(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 621 727 777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, without nominal value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On May 15, 2023, FREYR Battery, a Luxembourg limited liability company (société anonyme) (“FREYR Battery”), issued a press release announcing its financial results for the first quarter ended March 31, 2023.
The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.
The information in this Item 2.02, including the Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, Monica Tiúba notified the Board of Directors (the “Board”) of FREYR Battery on March 12, 2023, that she would not stand for re-election as a director of the Company, and therefore will no longer serve as a director of the Company or on any committee of the Board. Her decision to not stand for re-election was for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise). By a resolution of the Board, her resignation became effective on May 10, 2023.
The Board appointed Daniel Barcelo, a current director on the Board and a member of the Audit and Risk Committee (the “Committee”), as chairperson of the Committee, effective May 10, 2023.
On May 10, 2023, the Board also appointed Tom Einar Jensen as a director of the Company, effective on May 10, 2023. Mr. Jensen has served as Chief Executive Officer (“CEO”) of FREYR since July 2021. Mr. Jensen was a Co-Founder of FREYR Legacy and served as FREYR Legacy’s CEO since October 2018. Prior to and concurrently with FREYR Legacy, Mr. Jensen has served as Co-Founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR Legacy, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. from April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was CEO at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy, and business development at Norsk Hydro. Mr. Jensen holds an M.Sc. in Finance and Economics from the Norwegian School of Economics.
The Board believes Mr. Jensen is qualified to serve on the Company’s Board due to his in depth knowledge of FREYR, its operations, and its mission and due to his extensive business, finance, strategy, and leadership experience.
As FREYR’s CEO, Mr. Jensen is not independent under the New York Stock Exchange’s listing standards and applicable law. There are no additional related party transactions between the Company and Mr. Jensen that are required to be disclosed pursuant to Item 404(a) of Regulation S-K that have not previously been disclosed in the Company’s filings with the SEC.
Mr. Jensen currently receives compensation from the Company related to his position as CEO, and will receive no additional compensation for his service as a director of the Board.
Item 7.01. Regulation FD Disclosure.
FREYR Battery is also furnishing a First Quarter 2023 Earnings Call presentation, dated May 15, 2023 (the “Presentation”), attached as Exhibit 99.2 to this Current Report on Form 8-K, which may be referred to on FREYR Battery’s first quarter 2023 conference call to be held on May 15, 2023. The Presentation will also be available on FREYR Battery’s website at https://www.freyrbattery.com
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 15, 2023, reporting FREYR Battery’s financial results for the first quarter ended March 31,2023.
99.2	First Quarter 2023 Earnings Call presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR BATTERY

Date: May 15, 2023	By:	/s/ Oscar K. Brown
	Name:	Oscar K. Brown
	Title:	Group Chief Financial Officer

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